BROWN, CUMMINS & BROWN CO., L.P.A.
                              ATTORNEYS AND COUNSELORS AT LAW
                                    3500 CAREW TOWER
J. W. BROWN (1911-1995)              441 VINE STREET           JOANN M. STRASSER
JAMES R. CUMMINS                  CINCINNATI, OHIO 45202     AARON A. VANDERLAAN
ROBERT S BROWN                   TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN             TELECOPIER (513) 381-2125            OF COUNSEL
LYNNE SKILKEN                                                    GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN


                                February 11, 2000

AmeriPrime Funds
1793 Kingswood Drive
Southlake, Texas 76092

         RE:      AmeriPrime Funds,  File Nos. 33-96826 and 811-9096

Gentlemen:

         Legal opinions that we prepared were filed with Post-Effective Amendment No. 9 and Post-Effective Amendment No. 29 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 38 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                Very truly yours,

                                _________/s/_______________________

                                Brown, Cummins & Brown Co., L.P.A.